UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 5, 2006

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01            Completion of Acquisition or Disposition of Assets.

On June 16, 2006, GMH Communities Trust (the “Company”) announced in a Form 8-K filing with the Securities and Exchange Commission that it had entered into several agreements of sale relating to the purchase of a portfolio of 13 student housing properties from Capstone Development Corporation (the “Seller”). On July 26, 2006, the Company gave notice to the Seller that it was terminating agreements relating to two of the properties in the portfolio, in accordance with the terms of those agreements, thereby reducing the size of the portfolio acquisition to a total of 11 properties. A copy of the form of the agreements of sale covering the portfolio acquisition was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Commencing on October 2, 2006 and through October 6, 2006, the Company completed the acquisition of 10 of these student housing properties from the Seller for an aggregate purchase price of $202.0 million. The acquisition of the 11th property is expected to close within the next several weeks, following the Seller’s repayment of an existing loan on the property. The purchase price for the entire portfolio is approximately $223.0 million, inclusive of the pending closing of the remaining property. With the closing on the seventh and eighth properties in the portfolio, both purchased on October 5, 2006 (the “Significant Acquisition Date”), the Company was deemed to have acquired a significant amount of assets under Instruction 4 of Item 2.01 of Form 8-K (i.e., the amount paid for the assets exceeded 10% of the total assets of the Company and its consolidated subsidiaries).  The purchase price for the portfolio, inclusive of the pending closing of the remaining property, is being funded by borrowings under the Company’s new credit facility with Wachovia Bank, N.A., as well as the placement of approximately $173.4 million in new 10-year, interest-only mortgage indebtedness with a fixed-rate of 5.84%.  The mortgage debt on the portfolio is placed by Bank of America, N.A. (“BofA”). BofA, or its affiliates, has served as one of the lead underwriters for the Company’s public equity offerings, served as the administrative agent under the Company’s prior credit facility that was terminated on October 2, 2006, and currently serves as a financial advisor to the Company’s Special Committee of the Board of Trustees. The properties are located in 11 states and contain an aggregate of 2,214 units/ 7,194 beds. Information regarding the properties on an individual basis is as follows:

•	University Commons, Athens, GA	242 units/ 772 beds
•	University Commons, Baton Rouge, LA	134 units/ 532 beds
•	University Commons, Bloomington, IN	252 units/ 792 beds
•	University Commons, Columbia, SC	206 units/ 700 beds
•	University Commons, East Lansing, MI	222 units/ 654 beds
•	University Commons, Eugene, OR	252 units/ 696 beds
•	University Commons, Lexington, KY	182 units/ 676 beds
•	University Commons, Oxford, OH	122 units/ 484 beds
•	University Commons, Starkville, MS	156 units/ 480 beds
•	University Commons, Tuscaloosa, AL	192 units/ 676 beds
•	University Commons, Urbana, IL*	254 units/ 732 beds

*Property expected to be acquired during fourth quarter 2006.

Item 9.01            Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

                In accordance with Rule 3-14 under Regulation S-X, and as referenced by Item 9.01(a) of Form 8-K, the Company is required to furnish certain financial statements relating to the acquisition referenced in Item 2.01 of this Form 8-K. Such financial statements will be filed as soon as practicable following the date of filing hereof, but, in accordance with Item 9.01(a)(4) of Form 8-K, not later than 75 days after the Significant Acquisition Date.

(b)          Pro Forma Financial Information.

                In accordance with Rule 3-14 under Regulation S-X, and as referenced by Item 9.01(a) of Form 8-K, the Company is required to furnish certain financial statements relating to the acquisition referenced in Item 2.01 of this Form 8-K. Such financial statements will be filed as soon as practicable following the date of filing hereof, but, in accordance with Item 9.01(a)(4) of Form 8-K, not later than 75 days after the Significant Acquisition Date.

(c)                                              Shell Company Transactions.

    None.

(d)           Exhibits.

                None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2006	GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
	Name:	Joseph M. Macchione
	Title:	Executive Vice President, General Counsel and
Secretary